UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2011
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of the Stockholders (the “Annual Meeting”) of Harbinger Group Inc. (the “Company”) held on September 15, 2011, the Company’s stockholders approved the adoption of the Harbinger Group Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”) pursuant to which incentive compensation and performance compensation awards may be provided to employees, directors, officers and consultants of the Company or of its subsidiaries or their respective affiliates.  The Plan authorizes the issuance of up to 17,000,000 shares of common stock, par value $0.01 per share, of the Company.  A description of the material terms of the 2011 Plan and the text of the 2011 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 15, 2011 (File No. 001-04219) (the “Proxy Statement”).

The description of the 2011 Plan above and the portions of the Proxy Statement containing a description of the 2011 Plan are qualified in their entirety by reference to the full text of the 2011 Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, the Company held the Annual Meeting on September 15, 2011.  Only holders of the Company’s stock at the close of business on August 10, 2011 (the “Record Date”) were entitled to vote at the Annual Meeting.  As of the Record Date, there were 139,284,286 shares of common stock entitled to vote, the holders of which were entitled to one vote in the election of directors and on each matter submitted for stockholder approval.  In addition, as of the Record Date, there were an aggregate of 400,000 shares of Series A and Series A-2 preferred stock outstanding, the holders of which were entitled to vote with the Company’s common stock on an as-converted basis, subject to certain regulatory limitations.  Collectively, as of the Record Date, the outstanding shares of preferred stock and common stock represented 186,489,629 votes.  Holders of stock representing a total of 186,129,154 votes (99.8% of the total voting power), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on five proposals at the Annual Meeting.  The proposals are described in detail in the Proxy Statement.  The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected three Class I directors to the Company’s board to serve for a three-year-term until the 2014 annual meeting of stockholders.  The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes	% Votes For
Lap Wai Chan	183,841,045	507,273	1,780,836	98.58%
Robin Roger	182,503,678	1,844,540	1,780,836	97.86%
Keith M. Hladek	182,503,138	1,845,080	1,780,836	97.86%

Proposal 2: The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ended September 30, 2011.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes	% Votes For
186,088,051	32,541	8,562	n/a	99.78%

Proposal 3: The Company’s stockholders approved the advisory vote on executive compensation.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes	% Votes For
181,475,483	1,858,168	1,014,667	1,780,836	97.31%

 Proposal 4: The Company’s stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held “every three years.”  The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
37,156,185	6,443,559	139,729,002	1,019,572	1,780,836

Proposal 5: As described in Item 5.02 above, the Company’s stockholders approved the Harbinger Group Inc. 2011 Omnibus Equity Award Plan.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes	% Votes For
182,889,261	442,262	1,016,795	1,780,836	98.07%

On September 15, 2011, the Company issued a press release (the “Press Release”) discussing the results of the Company's stockholders vote at the Annual Meeting. A copy of the Press Release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 15, 2011

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: September 15, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer